                                                                     Exhibit 4.1









                             1994 STOCK OPTION PLAN
                                       OF
                         WESTERN MICRO TECHNOLOGY, INC.

           (As Amended and Restated Effective as of January 18, 1996)

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----


SECTION 1.      ESTABLISHMENT AND PURPOSE.  . . . . . . . . . . . . . . . . .  1

SECTION 2.      DEFINITIONS.  . . . . . . . . . . . . . . . . . . . . . . . .  1
      (a)  "Board of Directors"   . . . . . . . . . . . . . . . . . . . . . .  1
      (b)  "Change in Control"  . . . . . . . . . . . . . . . . . . . . . . .  1
      (c)  "Code"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (d)  "Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (e)  "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (f)  "Consultant"   . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (g)  "Employee"   . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (h)  "Exchange Act"   . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (i)  "Exercise Price"   . . . . . . . . . . . . . . . . . . . . . . . .  2
      (j)  "Fair Market Value"  . . . . . . . . . . . . . . . . . . . . . . .  2
      (k)  "ISO"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (l)  "Nonstatutory Option"  . . . . . . . . . . . . . . . . . . . . . .  2
      (m)  "Option"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (n)  "Optionee"   . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (o)  "Outside Director"   . . . . . . . . . . . . . . . . . . . . . . .  2
      (p)  "Plan"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      (q)  "Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      (r)  "Share"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      (s)  "Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      (t)  "Stock Option Agreement"   . . . . . . . . . . . . . . . . . . . .  3
      (u)  "Subsidiary"   . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      (v)  "Total and Permanent Disability"   . . . . . . . . . . . . . . . .  3

SECTION 3.      ADMINISTRATION.   . . . . . . . . . . . . . . . . . . . . . .  3
      (a)  Committee Procedures   . . . . . . . . . . . . . . . . . . . . . .  3
      (b)  Committee Responsibilities   . . . . . . . . . . . . . . . . . . .  3

SECTION 4.      ELIGIBILITY   . . . . . . . . . . . . . . . . . . . . . . . .  4
      (a)  General Rule   . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      (b)  Outside Directors  . . . . . . . . . . . . . . . . . . . . . . . .  4
      (c)  Ten-Percent Shareholders   . . . . . . . . . . . . . . . . . . . .  5

SECTION 5.      STOCK SUBJECT TO PLAN   . . . . . . . . . . . . . . . . . . .  5
      (a)  Basic Limitation   . . . . . . . . . . . . . . . . . . . . . . . .  5
      (b)  Additional Shares  . . . . . . . . . . . . . . . . . . . . . . . .  5

SECTION 6.      TERMS AND CONDITIONS OF OPTIONS   . . . . . . . . . . . . . .  5
      (a)  Stock Option Agreement   . . . . . . . . . . . . . . . . . . . . .  5
      (b)  Number of Shares   . . . . . . . . . . . . . . . . . . . . . . . .  5
      (c)  Exercise Price   . . . . . . . . . . . . . . . . . . . . . . . . .  6
      (d)  Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . .  6
      (e)  Exercisability and Term  . . . . . . . . . . . . . . . . . . . . .  6
      (f)  Nontransferability   . . . . . . . . . . . . . . . . . . . . . . .  6
      (g)  Exercise of Options Upon Termination of Service  . . . . . . . . .  6
      (h)  Leaves of Absence  . . . . . . . . . . . . . . . . . . . . . . . .  6

                                                                            Page
(i)   No Rights as a Shareholder  . . . . . . . . . . . . . . . . . . . . . .  6
      (j)  Modification, Extension and Renewal of Options   . . . . . . . . .  6
      (k)  Restrictions on Transfer of Shares   . . . . . . . . . . . . . . .  7

SECTION 7.      PAYMENT FOR SHARES  . . . . . . . . . . . . . . . . . . . . .  7
      (a)  General Rule   . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (b)  Surrender of Stock   . . . . . . . . . . . . . . . . . . . . . . .  7
      (c)  Cashless Exercise  . . . . . . . . . . . . . . . . . . . . . . . .  7
      (d)  Other Forms of Payment   . . . . . . . . . . . . . . . . . . . . .  7

SECTION 8.      ADJUSTMENT OF SHARES  . . . . . . . . . . . . . . . . . . . .  7
      (a)  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (b)  Reorganizations  . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (c)  Reservation of Rights  . . . . . . . . . . . . . . . . . . . . . .  7

SECTION 9.      LEGAL AND REGULATORY REQUIREMENTS   . . . . . . . . . . . . .  8

SECTION 10.     NO EMPLOYMENT RIGHTS  . . . . . . . . . . . . . . . . . . . .  8

SECTION 11.     DURATION AND AMENDMENTS   . . . . . . . . . . . . . . . . . .  8
      (a)  Term of the Plan   . . . . . . . . . . . . . . . . . . . . . . . .  8
      (b)  Right to Amend or Terminate the Plan   . . . . . . . . . . . . . .  8
      (c)  Effect of Amendment or Termination   . . . . . . . . . . . . . . .  8

                             1994 STOCK OPTION PLAN
                                       OF
                         WESTERN MICRO TECHNOLOGY, INC.

           (As Amended and Restated Effective as of January 18, 1996)


SECTION 1.  ESTABLISHMENT AND PURPOSE.
- ---------   -------------------------

          The Plan was established in 1994 to offer selected employees, consultants and non-employee directors an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest through the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Code section 422.

          This amendment and restatement (i) revises the formula for granting Options to Outside Directors, (ii) increases the number of Shares subject to the Plan and (iii) adds a new Code section 162(m) individual Option grant limit for Optionees who are newly hired.


SECTION 2.  DEFINITIONS.
- ---------   -----------

          (a)  "Board of Directors" shall mean the Board of Directors of the
                ------------------
Company, as constituted from time to time.

          (b)  "Change in Control" means the occurrence of any of the following
                -----------------
events:

               (i) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

               (ii) The shareholders of the Company approve (i) a plan of complete liquidation of the Company or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

               (iii) Any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
          Act), directly or
          indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities.

          For purposes of Subsection (iii) above, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act, but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or Subsidiary of the Company and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

          Any other provision of this Section 2(b) notwithstanding, the term "Change in Control" shall not include either of the following events, if undertaken at the election of the Company:

               (i) A transaction, the sole purpose of which is to change the state of the Company's incorporation; or

               (ii) A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the shareholders of the Company immediately following such transac-tion in substantially the same proportions as their ownership of the Company's common stock immediately preceding such transaction; and provided, further, that the surviving corpo-ration expressly assumes this Plan and all outstanding options.

          (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          (d)  "Committee" shall mean the committee designated by the Board of
                ---------
Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee's membership shall enable the Plan to qualify under Rule 16b-3 with regard to the grant of Options under the Plan to persons who are subject to section 16 of the Exchange Act. If the Compensation Committee of the Board of Directors determines to qualify compensation attributable to Options for exemption from the deduction limit of section 162(m) of the Code, then the Committee membership shall satisfy such requirements as may be necessary to ensure that income attributable to Options qualifies for such exemption.

          (e)  "Company" shall mean Western Micro Technology, Inc., a California
                -------
corporation.

          (f)  "Consultant" shall mean an individual who provides services to
                ----------
the Company or any Subsidiary other than as a common-law employee.

          (g)  "Employee" shall mean any individual who is (i) a common-law
                --------
employee of the Company or of a Subsidiary, (ii) a Consultant or (iii) an Outside Director.

          (h)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
amended.

          (i)  "Exercise Price" shall mean the amount for which one Share may be
                --------------
purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

          (j)  "Fair Market Value" shall mean (i) the closing price of a Share
                -----------------
on the principal exchange which the Shares are trading, on the first trading day immediately preceding the date on which the Fair Market Value is determined, or
(ii) if the Shares are not traded on an exchange but are quoted on the Nasdaq National Market or a successor quotation system, the closing price on the first trading day immediately preceding the date on which the Fair Market Value is determined, or (iii) if the Shares are not traded on an exchange or quoted on the Nasdaq National Market or a successor quotation system, the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

          (k)  "ISO" shall mean an employee incentive stock option described in
                ---
Code section 422.

          (l)  "Nonstatutory Option" shall mean an employee stock option that is
                -------------------
not an ISO.

          (m)  "Option" shall mean an ISO or Nonstatutory Option granted under
                ------
the Plan and entitling the holder to purchase Shares.

          (n)  "Optionee" shall mean an individual who holds an Option.
                --------

          (o)  "Outside Director" shall mean a member of the Board of Directors
                ----------------
who is not a common-law employee of the Company or of a Subsidiary.

          (p)  "Plan" shall mean this 1994 Stock Option Plan of Western Micro
                ----
Technology, Inc., as amended from time to time.

          (q)  "Service" shall mean service as an Employee.
                -------

          (r)  "Share" shall mean one share of Stock.
                -----

          (s)  "Stock" shall mean the Common Stock of the Company.
                -----

          (t)  "Stock Option Agreement" shall mean the agreement between the
                ----------------------
Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

          (u)  "Subsidiary" shall mean any corporation, if the Company and/or
                ----------
one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

          (v)  "Total and Permanent Disability" shall mean that the Optionee is
                ------------------------------
unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than 12 months, as determined by the Committee.


SECTION 3.  ADMINISTRATION.
- ---------   --------------

          (a)  Committee Procedures.  The Board of Directors shall designate one
               --------------------
of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

          (b)  Committee Responsibilities.  Subject to the provisions of the
               --------------------------
Plan, the Committee shall have full authority and discretion to take the following actions:

          (i)  To interpret the Plan and to apply its provisions;

          (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

          (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

          (iv)  To determine when Options are to be granted under the Plan;

          (v)  To select Optionees;

          (vi) To determine the number of Shares to be made subject to each Option;

          (vii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

          (viii) To amend any outstanding Stock Option Agreement, subject to applicable legal restrictions;

          (ix) To prescribe the consideration for the grant of each Option under the Plan and to determine the sufficiency of such consideration;

          (x) To determine the disposition of each Option under the Plan in the event of an Optionee's divorce or dissolution of marriage;

          (xi) To determine whether Options under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

          (xii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Stock Option Agreement; and

          (xiii) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Option.


SECTION 4.  ELIGIBILITY.
- ---------   -----------

          (a)  General Rule.  Only Employees shall be eligible for designation
               ------------
as Optionees by the Committee. In addition, only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

          (b)  Outside Directors.  Any other provision of the Plan
               -----------------
notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

          (i) Outside Directors shall only be eligible for the grant of Nonstatutory Options as described in this Section 4(b).

          (ii) Each Outside Director shall automatically be granted a Nonstatutory Option to purchase 10,000 Shares (subject to adjustment under Section 8) as a result of his or her initial appointment as an Outside Director at or after the 1996 Annual Meeting of Shareholders. Effective for the 1996 Annual Meeting, and upon the conclusion of every regular annual meeting of the Company's shareholders following the annual meeting at which an Outside Director was appointed, each such Outside Director who will continue serving as a member of the Board thereafter shall receive a Nonstatutory Option to purchase 2,500 Shares (subject to adjustment under Section 8). All such Nonstatutory Options shall vest and become exercisable at the rate of 25% upon each one-year anniversary of the date the option is granted to the Outside Director.

          (iii) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall also become exercisable in full in the event of (A) the termination of such Outside Director's service because of death or Total and Permanent Disability or (B) a Change in Control of the Company.

          (iv) The Exercise Price of any Nonstatutory Option granted to an Outside Director under this Section 4(b) shall be equal to the number of Shares covered by such Option multiplied by 100% of the Fair Market Value of a Share on the date of grant, and shall be payable in a form described in Section 7.

          (v) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earliest of (A) the 10th anniversary of the date of grant of such Nonstatutory Options,
     (B) the date 90 days after the termination of such Outside Director's service for any reason other than death, Total and Permanent Disability or voluntary retirement as an Outside Director at or after the age of 60, or (C) the date 12 months after the termination of such Outside Director's service because of death,

     Total and Permanent Disability or voluntary retirement as an Outside Director at or after the age of 60.

          (c)  Ten-Percent Shareholders.  An Employee who owns more than 10
               ------------------------
percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Code section 422(c)(5). For purposes of this Subsection, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. For purposes of this Subsection, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.


SECTION 5.  STOCK SUBJECT TO PLAN.
- ---------   ---------------------

          (a)  Basic Limitation.  Shares offered under the Plan shall be
               ----------------
authorized but unissued Shares or Shares acquired on the open market. The aggregate number of Shares which may be issued under the Plan upon the exercise of Options shall not exceed 821,801 plus the shares that remained available for grant under the Western Micro Technology, Inc. Amended and Restated Incentive and Non-Incentive Stock Option Plan as of June 15, 1994, including any shares subject to any option granted under such plan and outstanding on such date that is terminated prior to exercise. The aggregate number of Shares which may be issued under the Plan shall at all times be subject to adjustment pursuant to Section 8. The number of Shares which are subject to Options out-standing at any time under the Plan shall not exceed the number of Shares which are available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

          (b)  Additional Shares.  In the event that any outstanding Option for
               -----------------
any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.
- ---------   -------------------------------

          (a)  Stock Option Agreement.  Each grant of an Option under the Plan
               ----------------------
shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. Except for options granted pursuant to
Section 4(b), the provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

          (b)  Number of Shares.  Each Stock Option Agreement shall specify the
               ----------------
number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agree-ment shall also specify whether the Option is an ISO or a Nonstatutory Option. Options granted to any Optionee in a single calendar year shall in no event cover more than 150,000 Shares, subject to adjustment in accordance with Section 8; provided, however, options granted to an Optionee in the calendar year in which he or she is newly hired shall in no event cover more than 300,000 Shares, subject to adjustment in accordance with Section 8.

          (c)  Exercise Price.  Each Stock Option Agreement shall specify the
               --------------
Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence and Section 4(b), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in
Section 7. The Exercise Price of an Option that is intended to qualify under Code section 162(m) shall not be less than 100 percent of the Fair Market Value of a share on the date of grant.

          (d)  Withholding Taxes.  As a condition to the exercise of an Option,
               -----------------
the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

          (e)  Exercisability and Term.  Subject to Section 4(b), each Stock
               -----------------------
Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding three sentences, the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

          (f)  Nontransferability.  During an Optionee's lifetime, his or her
               ------------------
Option(s) shall be exercisable only by him and shall not be transferable. In the event of an Optionee's death, his or her Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

          (g)  Exercise of Options Upon Termination of Service.  Each Stock
               -----------------------------------------------
Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Subject to Section 4(b), such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

          (h)  Leaves of Absence.  An Optionee's Service shall be deemed to
               -----------------
continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee); provided, however, that the Committee may determine, consistent with applicable law, that Service shall continue during a leave of absence only if the Optionee returns to employment with the Company or a Subsidiary at the expiration of the leave. The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Option-ee's reemployment rights are guaranteed by statute or by contract.

          (i)  No Rights as a Shareholder.  An Optionee, or a transferee of an
               --------------------------
Optionee, shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 8.

          (j)  Modification, Extension and Renewal of Options.  Within the
               ----------------------------------------------
limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification, extension or renewal of an

Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

          (k)  Restrictions on Transfer of Shares.  Any Shares issued upon
               ----------------------------------
exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the appli-cable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.


SECTION 7.  PAYMENT FOR SHARES.
- ---------   ------------------

          (a)  General Rule.  The entire Exercise Price for Shares issued under
               ------------
the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b), (c) and (d) below.

          (b)  Surrender of Stock.  To the extent that a Stock Option Agreement
               ------------------
so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or his or her representative for more than six months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

          (c)  Cashless Exercise.  To the extent that a Stock Option Agreement
               -----------------
so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

          (d)  Other Forms of Payment.  To the extent that a Stock Option
               ----------------------
Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.


SECTION 8.  ADJUSTMENT OF SHARES.
- ---------   --------------------

          (a)  General.  In the event of a subdivision of the outstanding Stock,
               -------
a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under
Section 5, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

          (b)  Reorganizations.  In the event that the Company is a party to a
               ---------------
merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is a surviving corpora-tion); provided, however, that if assumption or continuation of the outstanding Options is not provided by such agreement then the Committee shall have the option of offering the payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, in all cases without the Optionees' consent.

          (c)  Reservation of Rights.  Except as provided in this Section 8, an
               ---------------------
Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


SECTION 9.  LEGAL AND REGULATORY REQUIREMENTS.
- ---------   ---------------------------------

          Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable re-quirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.


SECTION 10.  NO EMPLOYMENT RIGHTS.
- ----------   --------------------

       No provision of the Plan, nor any Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.


SECTION 11.  DURATION AND AMENDMENTS.
- ----------   -----------------------

          (a)  Term of the Plan.  The Plan shall become effective on January 18,
               ----------------
1996, subject to the approval of the Company's shareholders. In the event that the shareholders fail to approve this Plan within 12 months of its adoption by the Board of Directors, any Option grants already made shall be null and void, and no additional Option grants shall be made after such date. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

          (b)  Right to Amend or Terminate the Plan.  The Board of Directors may
               ------------------------------------
amend the Plan at any time and from time to time except that the provisions of
Section 4(b) relating to the amount, price and timing of the Option grants to Outside Directors shall not be amended more than once in any six-month period after the Plan becomes effective, except as may be required by the Code. Rights and obligations under any Option granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules.

          (c)  Effect of Amendment or Termination.  No Shares shall be issued or
               ----------------------------------
sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.